Exhibit 10.11

INDALEX HOLDINGS FINANCE, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

1.             Purpose of Plan. This 2006 Employee Stock Purchase Plan (this “Plan”) of Indalex Holdings Finance, Inc. (the “Company”) is designed to provide incentives to such present and future employees, directors, consultants or advisers of the Company and its Subsidiaries, as may be selected in the sole discretion of the Company’s Board of Directors (“Participants”), through the sale of Common Stock to Participants. Such sale of Common Stock to Participants is not intended to raise capital for the Company. Only those Participants who are employees of the Company or one of its Subsidiaries shall be eligible to participate in this Plan. Participation in this Plan is voluntary. This Plan is intended to qualify under Rule 701 of the Securities Act of 1933, as amended.

2.             Definitions. Certain terms used in this Plan have the meanings set forth below:

“Common Stock” means the Company’s non-voting common stock, par value $0.001 per share.

“Board of Directors” means the board of directors of the Company.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association and any other business entity.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

3.             Sale of Common Stock. The Board of Directors shall have the power and authority to sell to any Participant any share of Common Stock at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Board of Directors. Shares of Common Stock sold under this Plan shall be subject to such terms and evidenced by agreements as shall be determined from time to time by the Board of Directors.

4.             Administration of the Plan. The Board of Directors shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to, the full power and authority (i) to interpret the terms of this Plan and (ii) to determine the rights of any Person under this Plan, or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Board of Directors. Each action of the Board of Directors shall be binding on all Persons.

5.             Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Plan Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

6.             Termination and Amendment. The Board of Directors at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan.

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